X

                                 REVOCABLE PROXY
                        CITIZENS COMMUNITY BANCORP, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

                      This Proxy is Solicited on behalf of
                            the Board of Directors of
                  Citizens Community Bancorp, Inc. ("Company")

         The undersigned shareholder of the Company hereby appoints Bruce G. Fedor and/or Stephen A. McLaughlin as Proxies, each with the power to appoint his substitute and hereby authorizes either of them to represent and to vote, as designated below, all the shares of the Company held of record by the undersigned on February 29, 2000, at the Annual Meeting of Shareholders ("Annual Meeting") to be held at 11:00 a.m. Eastern Time, on Tuesday, April 18, 2000, at The Deck, located at Shops of Marco, 1839 San Marco Road, Marco Island, Florida or any adjournment thereof;






          Please be sure to sign and date this Proxy in the box below.



                                                            Date


------------------------------------    ----------------------------------------
         Shareholder sign above              Co-holder (if any) sign above

                                                    With-       For All
                                      For           hold        Except
                                      ---           ---           ---
                                     |   |         |   |         |   |
                                      ---           ---           ---

I. ELECTION OF DIRECTORS FOR
  ONE-YEAR TERMS


Diane M. Beyer    Thomas B. Garrison          Louis J. Smith
John V. Cofer     Dennis J. Lynch             James S. Hagedorn
Joel M. Cox, Sr.  Robert A. Marks

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



                                            For       Against      Abstain

II.  To approve the  Citizens  Community    ---         ---          ---
     Bancorp,  Inc.  Year 2000  Advisory   |   |       |   |        |   |
     Board  Members'  Stock  Option  and    ---         ---          ---
     Limited Rights Plan.

III. To  Approve  an  amendment  to  the
     Company's  1996   Incentive   Stock    ---         ---          ---
     Option Plan to increase  the number   |   |       |   |        |   |
     of shares  available  to be granted    ---         ---          ---
     to 351,000 shares of common stock.

IV.  Ratification  of the appointment of
     Hacker,  Johnson, Cohen & Grieb, PA    ---         ---          ---
     as  Independent   Auditors  of  the   |   |       |   |        |   |
     Company   for  fiscal  year  ending    ---         ---          ---
     December 31,2000.

V.   To approve the  adjournment  of the
     Annual     Meeting    to    solicit    ---         ---          ---
     additional  proxies  in  the  event   |   |       |   |        |   |
     that there are not sufficient votes    ---         ---          ---
     to  approve  one  or  more  of  the
     foregoing Proposals.

 PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
                                                                      ---
                                                                     |   |
                                                                      ---

In their discretion, the proxy holders are authorized to transport and to vote upon such other business as may properly come before this Annual Meeting or any adjournments thereof. NOTE: When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder(s). UNLESS CONTRARY DIRECTION IS GIVE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

    Detach above card, sign, date and mail in postage paid envelope provided.

                        CITIZENS COMMUNITY BANCORP, INC.
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The above signed shareholder may revoke the Proxy at any time before it is voted by either filing with the Corporate Secretary of the Company a written notice of revocation, delivering to the Company a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

IMPORTANT: Please sign your name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting, a Proxy Statement dated March 10, 2000, and the Annual Report which includes audited financial statements for the period ended December 31, 1999.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN THE ACCOMPANYING ENVELOPE.

                 PLEASE SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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